UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2008

The Resourcing Solutions Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52740	83-0345237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Ave., Suite 101, Charlotte, North Carolina	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (704) 643-0676

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance

Item 5.02	Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2008, the board of directors appointed Frank A. Moody, II as the registrant’s Chief Information Officer. Mr. Moody will act one of the registrant’s principal public spokepersons to communicate with shareholders, investors and the financial and investment banking communities.

Mr. Moody serves on the registrant’s board of directors. He is also the managing partner of Scenic Marketing Group, LLC, a company specializing is assisting small publicly traded companies achieve growth by understanding and properly utilizing available financing mechanisms. Prior to forming Scenic Marketing Group, LLC, Mr. Moody was the President/CEO of Homeland Integrated Security Systems, Inc. a high technology company specializing in security systems in the transportation industry.

Mr. Moody has entered into an Employment Agreement with the registrant for an initial term ending on December 31, 2011 with provision for automatic renewal for succeeding terms of three (3) years, unless terminated on 90 days notice. Mr. Moody’s initial annual compensation will be $240,000 with certain bonus and profit-sharing incentive provisions.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated April 29, 2008 between The Resourcing Solutions Group, Inc. and Frank A. Moody, II.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESOURCING SOLUTIONS GROUP, INC.

Dated: April 30, 2008	By:	/s/ Gary Musselman
President and Chief Executive Officer